Exhibit 99.1

For Immediate Release

Press Contacts:
John Stewart	Trip Kucera
Progress Software Corporation	Sonic Software
(781) 280-4101	(781) 999-7142
jstewart@progress.com	trip.kucera@sonicsoftware.com
PROGRESS SOFTWARE CORPORATION ANNOUNCES ACQUISITION OF ACTIONAL CORPORATION
Merger with Sonic Software Operating Unit Extends Leadership in SOA Infrastructure with Web Services Visibility and Run-Time Governance
BEDFORD, Mass. – January 19, 2006 – Progress Software Corporation (Nasdaq: PRGS), a global supplier of application infrastructure software used to develop, deploy, integrate and manage business applications, has agreed to acquire privately-held Actional Corporation for approximately $32 million, net of cash acquired, in cash and shares of Progress common stock. Actional is a leading provider of Web services management (WSM) software for visibility and run-time governance of distributed IT systems in a service-oriented architecture (SOA). Upon the closing of the transaction, Actional will become part of Sonic Software, the inventor and leading provider of the enterprise service bus, and an operating unit of Progress Software Corporation.
Every enterprise making the transition to SOA can greatly benefit from Actional’s products, whether they are initiating their first project, or have fully deployed a large-scale SOA production environment. Actional’s SOA visibility and run-time governance ensure alignment between IT and business, by providing real-time monitoring and analysis of business processes, and by employing security and policies to manage and optimize any enterprise SOA implementation. Actional’s technology provides these capabilities with extremely low overhead and minimal impact on system performance.
Unlike competing products, Actional Looking Glass™ provides end-to-end business process visibility across any SOA deployment. Using Actional’s non-intrusive Ghost Agents and unique process tracking technology, Looking Glass automatically discovers services and message flows through the SOA network, and dynamically maps and monitors each and every step for unprecedented SOA visibility and insight. A wide range of usage and performance metrics are captured and correlated for governance, troubleshooting, and process optimization. Beyond monitoring individual services, Looking Glass automatically detects and monitors business transactions as they flow across a wide variety of application servers, databases, and network appliances.

Actional SOAPstation™ is a SOA intermediary that dramatically reduces the costs and complexity of deploying and managing SOA projects. Through active mediation of SOA-based business transactions, SOAPstation provides policy-based security and access control, service level agreement (SLA) management and enforcement, and minimizes the impact of system changes on service uptime by providing proactive, non-disruptive impact monitoring and control.
The pairing of Sonic’s SOA Suite and Actional’s products—each an established, best-of-breed SOA product line in its own right—establishes Sonic as the market’s leading provider of platform-independent, enterprise-grade SOA infrastructure software. Sonic has successfully established Sonic ESB® as the preferred platform to connect, mediate and orchestrate services in an enterprise SOA environment. Actional’s platform-agnostic approach to SOA visibility and run-time governance supports SOA environments using enterprise service buses (ESBs), application servers, or other technologies. The Actional and Sonic products can be used independently of one another, or combined to support the entire SOA lifecycle from service definition and deployment, to process definition and staging, to runtime visibility and real-time optimization.
“Like Sonic, Actional has been an innovator and pioneer of SOA,” said Greg O’Connor, president of Sonic. “Now that most enterprises acknowledge the business agility and operational efficiency benefits of SOA, we see that there are many organizations with clear needs for Web services management. A thorough analysis of the WSM market revealed that Actional had far and away the most advanced feature set as well as the most robust, scalable and high performance WSM infrastructure.
“ESB and WSM complement each other perfectly,” O’Connor said. “Sonic’s SOA Suite offerings provide best-of-breed infrastructure for end-to-end, distributed execution of business processes across SOA implementations. Actional WSM technologies add system and process-level visibility as well as policy enforcement to Sonic’s product mix, allowing Sonic to address a much wider range of customer needs as they implement their SOA strategies,” O’Connor concluded.
“Progress has created an impressive portfolio of sophisticated and robust SOA technologies,” said Tom Ryan, chief executive officer of Actional. “Our proven product line delivers the missing ingredient: the management and visibility to ensure that every SOA project, no matter what technologies are used, is a successful one. We’re excited to join forces and create the dominant SOA infrastructure solution in today’s rapidly expanding SOA market.”
In addition to the Sonic and Actional product lines, Progress Software provides an event stream processing (ESP) platform, and expects to provide mainframe SOA integration after the completion of the pending acquisition of NEON Systems. Progress believes no other vendor is bringing together such an all-encompassing array of products designed to tackle issues critical to the success of enterprise SOA. ESP optimizes business process execution within an SOA environment by analyzing events in real-time and initiating instantaneous automated action based upon business-defined rules. NEON’s Shadow RTE products allow enterprises to incorporate mainframe applications—where many mission-critical enterprise transactions run—directly within their SOA environments, with full security and operational robustness.
About the Transaction
Progress and Actional have agreed to close the transaction as soon as possible pursuant to a merger agreement approved by the Boards of Directors of both companies and by the stockholders of Actional. No further approvals are believed necessary. Under the terms of the merger agreement, Actional shareholders who are entitled to receive part of the merger consideration and who are “accredited investors” under federal securities laws may elect to receive their proceeds in either cash or shares of Progress common stock. Progress estimates that it may issue up to approximately 1.1 million shares. The balance of the merger consideration not paid in stock will be paid in cash. Progress expects that, under the terms of its existing stock repurchase program, an equivalent number of shares will be repurchased in the open market.
The shares of Progress common stock being issued pursuant to the merger agreement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
Progress anticipates the effect of the acquisition on pro forma earnings per share, which excludes in-process research and development and amortization of acquired intangibles, to be dilutive by between approximately five cents per share and approximately seven cents per share for fiscal 2006 and be neutral to accretive in fiscal 2007. Progress is presently unable to calculate the effect of the acquisition on a GAAP basis. GAAP requires the inclusion of the excluded items, and the valuation analysis necessary to calculate the effect of the excluded items is not reasonably available at this time.
In connection with the acquisition, Progress is granting inducement stock options to purchase an aggregate of 160,000 shares of Progress common stock. The grants are being made to 38 Actional employees who are joining Progress as a result of the acquisition. The grants are being made under Progress’ 2004 Inducement Stock Plan. Each option has a term of seven years and an exercise price equal to the closing price of the common stock on the date of grant. In general, the options vest in equal monthly increments over 60 months beginning on the first day of the month following the date of grant, and are generally non-transferable without Progress’ approval.
Conference Call/WebCast at 9:00 AM ET Today
Progress’ conference call to discuss this acquisition will be Webcast live today at 9:00 a.m. Eastern via CCBN on the company’s Web site, located at www.progress.com/investors. The call will also be Webcast live via Yahoo (www.yahoo.com), Motley Fool (www.fool.com), Streetevents (www.streetevents.com), TD Waterhouse (www.tdwaterhouse.com) and Fidelity.com (www.fidelity.com). An archived version of the conference call will be available for replay.

About Actional
Actional’s enterprise-class solutions address the critical challenges of securing, monitoring and managing SOA environments. Leveraging leading technology and services, customers achieve the end-to-end transaction visibility required for performance, Web services management and SLA adherence. Actional’s proven solutions are designed for each stage of migration from Web services pilots to production SOA. Actional is based in Mountain View, Calif. For more information, please visit www.actional.com.
About Sonic Software
Sonic Software is the inventor and leading provider of the enterprise service bus (ESB), a new communication and integration infrastructure that supports the enterprise requirements of a service-oriented architecture (SOA). Sonic’s technology delivers the scalability, security, continuous availability and management capabilities necessary to connect, integrate and control distributed, mission critical business processes. Over 1,000 customers use Sonic products to achieve broad-scale interoperability of IT systems and the flexibility to adapt these systems to ever-changing business needs.
Sonic Software is an operating company of Progress Software Corporation (Nasdaq: PRGS), a global software industry leader. Headquartered in Bedford, Mass., Sonic Software can be reached on the Web at http://www.sonicsoftware.com, or by phone at +1-781-999-7000 or 1-866-GET-SONIC.
About Progress Software Corporation
Progress Software Corporation (Nasdaq:PRGS) is a global industry leader providing application infrastructure software for all aspects of the development, deployment, integration and management of business applications through its operating units: Progress OpenEdge Division, Sonic Software, DataDirect Technologies, and Progress Real Time Division. Headquartered in Bedford, Mass., Progress can be reached at www.progress.com or +1-781-280-4000.
Safe Harbor Language
Except for the historical information and discussions contained herein, statements contained in this release about Progress, Actional and the acquisition may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the number of shares to be issued. These forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including but not limited to the following: the risk that Progress may encounter unanticipated difficulties or delays in integrating the business and products of Actional with its own, the risk that important customers, suppliers, business partners or key executives of Actional might terminate their business relationships with Actional, which could detract from the expected benefits of the acquisition, an unexpected increase in costs related to the acquisition, the receipt and shipment of new orders for the combined company, the timely release of enhancements to the combined company’s products, the growth rates of certain market segments, the positioning of the combined company’s products in those market segments, variations in the demand for customer service and technical support from the combined company, pricing pressures and the competitive environment in the software industry, and the combined company’s ability to penetrate international markets and manage its international operations. Progress disclaims any intent or obligation to update publicly any forward-looking statements whether in response to new information, future events or otherwise. For further information regarding risks and uncertainties associated with Progress and information concerning the acquisition, please refer to Progress’ filings with the Securities and Exchange Commission, including Progress’ annual reports on Form 10-K for the fiscal year ending 2004 and subsequently filed reports.
Sonic ESB, Sonic SOA Suite, Sonic Continuous Availability Architecture, and Sonic Software (and design) are trademarks or registered trademarks of Sonic Software Corporation in the U.S. and other countries. LookingGlass and SOAPstation are trademarks of Actional Corporation, in the U.S. and other countries. Any other trademarks or service marks contained herein are the property of their respective owners.
SOURCE: Progress Software Corporation